Exhibit 31.2

CERTIFICATION

OF

JENNIFFER COLLINS

CHIEF FINANCIAL OFFICER

OF

IGI LABORATORIES, INC.

I, Jenniffer Collins, Chief Financial Officer of IGI Laboratories, Inc., certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the three months ended March 31, 2013 of IGI Laboratories, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 9, 2013

/s/	Jenniffer Collins
Jenniffer Collins Chief Financial Officer (Principal Financial Officer)